CONSENT OF INDEPENDENT
CERTIFIFED PUBLIC ACCOUNTANTS


Advanced Electronic Support Products, Inc.
North Miami, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 1998, relating to the consolidated financial statements of Advanced Electronic Support Products, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                           /S/ BDO SEIDMAN, LLP
                                                           ---------------------
                                                           BDO SEIDMAN, LLP

Miami, Florida
April 28, 1998